Exhibit 99.1

Northern Technologies International Corporation
4201 Woodland Road, P.O. Box 69
Circle Pines, MN 55014
www.ntic.com

FOR IMMEDIATE RELEASE

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
ANNOUNCES 84.5% INCREASE IN NET INCOME IN FISCAL 2007

CIRCLE PINES, Minnesota, November 19, 2007 - Northern Technologies International Corporation (AMEX: NTI) announced today its operating results for its fiscal year ended August 31, 2007.

The Company’s net income for fiscal 2007 increased $1,504,343, or 87.5%, to $3,223,408 for fiscal 2007 compared to $1,719,065 for fiscal 2006. The increase in net income reflects a $726,295 one-time gain on the sale of certain assets that took place in first quarter of fiscal 2007. Diluted net income per share was $0.87 for fiscal 2007 compared to $0.47 for fiscal 2006.

NTIC announced that it had entered into five new corporate joint venture arrangements during the past two fiscal years and that total net sales of all of NTIC’s joint ventures increased to $80,551,700 during fiscal 2007 compared to $63,959,090 during fiscal 2006. NTIC’s share of equity in income of its corporate joint ventures and holding companies increased 18.0% to $3,201,621 in fiscal 2007 compared to $2,713,096 in fiscal 2006. NTIC also recognized increased fee income for technical and support services provided to its corporate joint ventures of $4,976,194 for fiscal 2007, an increase of $281,070 or 6.0%, compared to $4,695,124 for fiscal 2006. This, in part, resulted in a 71.3% increase in NTIC’s income from its corporate joint ventures and holding companies to $3,300,887 in fiscal 2007 compared to $1,926,463 in fiscal 2006.

NTIC’s working capital was $3,788,777 at August 31, 2007, including $244,499 in cash and cash equivalents, compared to working capital of $2,221,334, including $299,117 in cash and cash equivalents, as of August 31, 2006. Additionally, as of August 31, 2007, NTIC did not have any outstanding borrowings under its $1,500,000 revolving credit facility.

NTIC’s consolidated net sales in North America increased 1.3% during fiscal 2007 compared to fiscal 2006 primarily as a result of an increase in demand of React-NTI products to existing customers, partially offset by a decrease in demand for Zerust® products. Net sales of React-NTI products increased $279,012 to $4,784,789 during fiscal 2007 compared to fiscal 2006. Net sales of Zerust® products decreased $54,946 to $12,044,241. NTIC anticipates that due to the loss of a significant customer of React-NTI during first quarter of fiscal 2008, NTIC’s consolidated net sales for fiscal 2008 will be materially adversely affected. However, since the margins on the sales to this customer were extremely small, NTIC does not expect that the anticipated decrease in net sales will have a material adverse effect on its consolidated net income for fiscal 2008. NTIC’s North American operations incurred a net loss of $497,622 in fiscal 2007 compared to net income of $91,585 in fiscal 2006. The net loss for NTIC’s North American operations for fiscal 2007 was primarily the result of an increase in cost of sales and operating expenses, partially offset by a slight increase in net sales during fiscal 2007 compared to fiscal 2006.

NTIC is engaged in extensive scientific research and development programs in the areas of material science and corrosion protection. NTIC spent $2,575,325 in fiscal 2007 and $2,043,611 in fiscal 2006 in connection with its R&D activities. These R&D investments will build on NTIC’s current environmentally responsible corrosion technologies and provide for a portfolio of new environmental technology offerings. Specifically the portfolio includes, the application of new and existing corrosion inhibiting technology to the oil and gas industry. Bioplastic resins and products including biodegradable and compostable plastics to reduce our carbon footprint and provide environmentally sound disposal options. Process technology and equipment to convert plastic waste into energy – diesel, gasoline and mid-distillates. During fiscal 2008, NTIC expects to invest over $3,000,000 in additional research and development and marketing efforts and resources into these new emerging businesses, product lines and markets.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

	2007	2006
NORTH AMERICAN OPERATIONS:
Net sales	$16,829,030	$16,604,964
Cost of sales	10,799,180	10,346,437
Gross profit	6,029,850	6,258,527

Operating expenses	6,527,472	6,166,942

NORTH AMERICAN OPERATING (LOSS) INCOME	(497,622)	91,585

INCOME FROM ALL CORPORATE JOINT
VENTURES AND HOLDING COMPANIES	3,300,887	1,926,463

INTEREST INCOME	4,165	34,251
INTEREST EXPENSE	(164,372)	(94,751)
OTHER INCOME	20,934	3,233
GAIN ON SALE OF ASSETS	726,295	-
MINORITY INTEREST	19,121	12,284

INCOME BEFORE INCOME TAX EXPENSE	3,409,408	1,973,065

INCOME TAX EXPENSE	186,000	254,000

NET INCOME	$3,223,408	$1,719,065

NET INCOME PER COMMON SHARE:
Basic	$0.88	$0.48
Diluted	$0.87	$0.47

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	3,661,824	3,603,340
Diluted	3,695,166	3,630,677

Quarterly Information is as follows

	Quarter Ended
	November	February
	30	28	May 31	August 31
Fiscal year 2007:
Net sales	$4,617,374	$3,884,895	$4,407,798	$3,918,963
Gross profit	1,672,319	1,425,831	1,531,786	1,399,914
Income before income
taxes	1,122,224	596,203	718,800	972,181
Income taxes	132,000	148,000	91,000	(185,000)
Net income	990,224	448,203	627,800	1,157,181

Net income per share:
Basic	$0.27	$0.12	$0.17	$0.32
Diluted	$0.27	$0.12	$0.17	$0.31

Weighted average
common shares assumed
outstanding:
Basic	3,624,314	3,664,248	3,679,016	3,679,412
Diluted	3,665,677	3,690,260	3,708,626	3,713,366

Composite financial information from the audited and unaudited financial statements of the Company’s joint ventures carried on the equity basis is summarized as follows:

	August 31,	August 31,
	2007	2006
Current assets	$36,481,058	$33,954,156
Total assets	42,967,257	39,030,247
Current liabilities	13,733,953	14,323,903

Noncurrent liabilities	3,522,659	1,496,557

Joint ventures’ equity	25,710,645	23,209,788
Northern Technologies International Corporation’s
share of Corporate Joint Ventures’ equity	$13,602,842	$10,772,102

	August 31,	August 31,
	2007	2006
Net sales	$80,551,700	$63,959,090
Gross profit	37,395,480	29,204,129
Net income	6,439,108	5,209,499
Northern Technologies International Corporation’s share of equity in
income of Corporate Joint Ventures	$3,201,621	$2,713,096

About Northern Technologies International Corporation

Northern Technologies International Corporation focuses on developing, marketing and selling proprietary environmentally responsible materials science based products and technical services directly and via a network of independent distributors, manufacturers’ representatives and joint ventures in over 50 countries. In fiscal 2007, over 70% of NTIC’s consolidated net sales were derived from the sales of Zerust® rust and corrosion inhibiting packaging products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets. During this same period, NTIC also received revenues from sales of proprietary new technologies including anti-abrasion ink additives, as well as bio-based sintered metal mold release agents, bio-solvents, bio-emollients, bio-cleaners, bio-lubricants and bio-based and biodegradable plastic packaging.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about the effects of the loss of a customer on NTIC’s consolidated net sales and net income for fiscal 2008, NTIC’s effort to increase net sales by expanding the application of its corrosion inhibiting technology into the oil and gas industry and new bioplastics product line including biodegradable and compostable plastics and process technology that converts waste plastics back into diesel, gasoline and mid-distillates, NTIC’s expectations regarding the amount of research and development and marketing expenses for fiscal 2008 and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: the contraction of the U.S. automobile industry and its adverse effect on the demand for NTIC’s Zerust® products, the failure of NTIC to realize any benefits, financial or otherwise, from its efforts to expand the application of its corrosion inhibiting technology into the oil and gas industry and its product line, the difficulties and risks associated with NTIC’s international operations and its corporate joint ventures, and NTIC’s reliance on its joint ventures for distributions and fees for technical services.  More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB. NTIC. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces.  Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please contact Matthew Wolsfeld, CFO, Northern Technologies International Corporation, (763) 225-6600.